                                                                   EXHIBIT 10.35

                                             (EXHIBIT E TO THE CREDIT AGREEMENT)

                    [FORM OF GUARANTEE ASSUMPTION AGREEMENT]


                         GUARANTEE ASSUMPTION AGREEMENT

         GUARANTEE ASSUMPTION AGREEMENT dated as of [_______________, 199_], by [_______________________], a [______________ corporation/limited liability company/partnership] (the "Additional Subsidiary Guarantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent for the lenders party to the Credit Agreement referred to below (in such capacity together with its successors in such capacity, the "Administrative Agent").

         Iridium Operating LLC, a Delaware limited liability company, certain lenders named therein (the "Lenders"), the Global Arrangers, the Administrative Agent and the Documentation Agent are parties to a Credit Agreement dated as of December 19, 1997 (as modified, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement", the terms defined therein and not otherwise defined herein being used as therein defined).

         Pursuant to Section 6.11 of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Subsidiary Guarantee Agreement, and an "Obligor" for all purposes of the Security Agreement. Without limiting the generality of the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and each Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in the Subsidiary Guarantee Agreement) in the same manner and to the same extent as is provided in Article II of the Subsidiary Guarantee Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Article III of the Subsidiary Guarantee Agreement, and in Article II of the Security Agreement, with respect to itself and its obligations under this Agreement (with any reference in said Sections to the Credit Documents being deemed to include a reference to this Agreement). In addition, Annexes 1, 2, 3, 4, 5 and 6 to the Security Agreement shall be deemed to be supplemented in respect of the Additional Subsidiary Guarantor as specified in Appendix A hereto.



                         Guarantee Assumption Agreement

         IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.


                                       [ADDITIONAL SUBSIDIARY GUARANTOR]



                                       By_______________________
                                         Title:


Accepted and Agreed:

THE CHASE MANHATTAN BANK,
  as Administrative Agent


By_________________________
  Title:



                         Guarantee Assumption Agreement

                                                         Appendix A to Guarantee
                                                            Assumption Agreement



Supplement to Annex 1:

         [To be completed]



Supplement to Annex 2:

         [To be completed]



Supplement to Annex 3:

         [To be completed]



Supplement to Annex 4:

         [To be completed]



Supplement to Annex 5:

         [To be completed]



Supplement to Annex 6:

         [To be completed]



                         Guarantee Assumption Agreement